SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                             ----------------------

                                    FORM 8-K


                                 CURRENT REPORT


                     PURSUANT TO SECTION 13 OR 15(d) OF THE

                         SECURITIES EXCHANGE ACT OF 1934

         Date of Report (Date of earliest event reported): May 12, 2005


                     INNOVATIVE SOFTWARE TECHNOLOGIES, INC.
             (Exact name of registrant as specified in its charter)


            California                  000-1084047              95-4691878
  (State or other jurisdiction          (Commission          (I.R.S. Employer
of incorporation or organization)       File Number)      Identification Number)


            100 North Tampa Street, Suite 2410, Tampa, Florida 33602
               (Address of principal executive offices)(zip code)


      Telephone number of registrant, including area code: (813) 387 - 3310

                             ----------------------

Item 1.01 Entry into a Material Definitive Agreement.

On May 6, 2005, our IST Integrated Solutions, Inc. subsidiary completed an acquisition of the assets and operations of Lietz Development, Inc. and Saphire of Tampa Bay, Inc. (collectively "Data Tech"), a Tampa, Florida based computer equipment reseller, and hosting and network services provider. We paid approximately $358,000 of consideration comprising the assumption of $250,000 in debt and the issuance of 1,350,000 shares of our common stock valued at $0.08, the closing price of the shares on May 6, 2005.

Item 3.02 Unregistered Sale of Equity.

In connection with the acquisition of Data Tech, we issued 1,350,000 shares of our common stock to Lietz Development, Inc. and Saphire of Tampa Bay, Inc. This issuance was exempt from registration pursuant to Section 4(2) under the Securities Act of 1933 as a transaction by an issuer not involving a public offering.

Item 7. Financial Statements and Exhibits.

      (a)   Financial Statements: not applicable.

      (c)   Exhibits. The following exhibits are filed with this report:

      Exhibit No.   Description of Exhibit

         2.1 Asset Purchase Agreement By and Between Innovative Software Technologies, Inc., IST Integrated Solutions, Inc. Lietz Development, Inc., Sapphire of Tampa Bay, Inc., and Christopher Lietz and Todd Lietz dated as of May 6, 2005

                                   SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                        INNOVATIVE SOFTWARE TECHNOLOGIES, INC.


                                        By:  /s/ Peter M. Peterson
                                             -----------------------------------
                                             Peter M. Peterson, Chairman and CEO

Date: May 12, 2005

                                  EXHIBIT INDEX

      Exhibit No.   Description of Exhibit

         2.1 Asset Purchase Agreement By and Between Innovative Software Technologies, Inc., IST Integrated Solutions, Inc. Lietz Development, Inc., Sapphire of Tampa Bay, Inc., and Christopher Lietz and Todd Lietz dated as of May 6, 2005


                                       3